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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                               Sprint Corporation
             (Exact name of registrant as specified in its charter)

           Kansas                                    48-0457967
(State or other jurisdiction of                    (I.R.S. Employer
 Incorporation or organization)                   Identification No.)


           P.O. Box 11315                                 64112
         Kansas City, Missouri                          (Zip Code)
(Address of principle executive offices)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |_|

Securities Act registration statement file number to which this Form relates:
333-65402.

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class             Name of each exchange on
         to be so registered             which each class is to be registered
         -------------------             ------------------------------------

         Corporate Units                 New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                      ----
                                (Title of class)
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                               Sprint Corporation
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

         The description of the Registrant's corporate units to be registered hereunder is incorporated herein by reference to the description included under the caption "Description of the Equity Units" in the preliminary prospectus supplement, dated July 26, 2001, to the prospectus dated July 19, 2001, included as a part of the registration statement on Form S-3 of Sprint Corporation and Sprint Capital Corporation (Registration No. 333-65402), as amended to date (the "Registration Statement"). For purposes of such description, any prospectus supplement relating to the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which purports to describe the corporate units shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

1. Registration statement on Form S-3 (Registration No. 333-65402) filed with the Securities and Exchange Commission on July 19, 2001 by Sprint Corporation and Sprint Capital Corporation, as amended to date (the "Registration Statement"), is incorporated herein by reference.

2. Indenture, dated as of October 1, 1998, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee (filed as Exhibit 4(b) to Sprint Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, and incorporated herein by reference), as supplemented by the First Supplemental Indenture, dated as of January 15, 1999, among Sprint Capital Corporation, Sprint Corporation and Bank One, N.A., as Trustee (filed as Exhibit 4(b) to Sprint Corporation's Current Report on Form 8-K dated February 2, 1999 and incorporated herein by reference).

3.       Form of terms of notes, including form of note.

4. Form of purchase contract agreement between Sprint Corporation and Bank One, N.A., as purchase contract agent.

5.       Form of corporate units certificate (included in Exhibit 4).

6. Form of pledge agreement among Sprint Corporation and Bank One, N.A., as collateral agent and purchase contract agent.

7. Form of remarketing agreement among Sprint Corporation, Sprint Capital Corporation and Bank One, N.A., as purchase contract agent, and
         UBS Warburg LLC, as remarketing agent.
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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        Sprint Corporation



                                        By:           /s/ MICHAEL T. HYDE
                                              ----------------------------------
                                              Name:    Michael T. Hyde
                                              Title:   Assistant Secretary

Date:    August 6, 2001